UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2008 (May 30, 2008)

BlackRock Enhanced Equity Yield & Premium Fund, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	811-21755	83-0431956
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

40 East 52nd Street		10022
New York, New York
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 810-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 7.01                      Regulation FD Disclosure.

On May 30, 2008, the Board of Directors of BlackRock Enhanced Equity Yield & Premium Fund, Inc. (the "Fund") amended and restated in its entirety the bylaws of the Fund (the "Amended and Restated Bylaws") to (i) conform all the bylaws across all the funds in the BlackRock closed-end fund complex, (ii) to ensure that the listed securities of the Fund are eligible for participation in the Direct Registration System, and (iii) to include advance notice provisions with respect to shareholder proposals to nominate directors or conduct other business at a meeting of the Fund's shareholders (the "Advance Notice Provisions").  The Advance Notice Provisions will take effect for any shareholder meetings occurring after the 2008 annual shareholder meeting.  The Amended and Restated Bylaws were deemed effective May 29, 2008.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

3.1	Amended and Restated Bylaws of BlackRock Enhanced Equity Yield & Premium Fund, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Enhanced Equity Yield & Premium Fund, Inc.

	By:	/s/ Howard B. Surloff
	Name:	Howard B. Surloff
	Title:	Secretary
DATE: October 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of BlackRock Enhanced Equity Yield & Premium Fund, Inc.